                                                                    EXHIBIT 23.4

May 6, 1996

Board of Directors
Capital Corp of the West

    We hereby consent to the inclusion of our opinion in the Registration Statement and Prospectus included therein and to use our name and reference to your opinion under the heading "Fairness Opinion" in the Registration Statement and Prospectus.

                                          Sincerely,

                                          BROOKSTREET SECURITIES CORPORATION

                                          By:         /s/ JAMES R. MILLER

                                             -----------------------------------
                                                       James R. Miller